UNITED STATES
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Webco Industries, Inc.

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FOR:    WEBCO INDUSTRIES, INC.
                                                          CONTACT:     Dana S. Weber
                                                                                    President and Chief Operating Officer
                                                                                    (918) 241-1040
                                                                            Mike Howard
                                                                                    Chief Financial Officer
                                                                                    (918) 241-1094

Board of Directors of Webco Industries, Inc. Approves Reverse Split

        Tulsa, Oklahoma - June 25, 2004 - Webco Industries, Inc. (AMEX: WEB) today announced that a Special Committee of its Board of Directors and its full Board of Directors had unanimously approved an amendment to its certificate of incorporation, which, if approved by Webco's shareholders, would result in a reverse stock split of Webco's common stock followed by a forward stock split. The proposed amendment would effect, as determined by Webco's Board of Directors in its discretion, one of five alternative reverse/forward stock splits (with a net effect of a one-for-10 reverse split). Shareholders whose shares are converted into less than one share in the reverse split because they have fewer than the reverse split ratio at the effective time of the reverse split will receive a cash payment from Webco of $4.75 for each share of common stock that they held immediately prior to the reverse stock split. Shareholders who own more than one share after the reverse stock split will receive one share for every 10 shares that they owned immediately prior to the reverse stock split and, for each fractional share that they would hold as a result of the forward stock split, they will receive a cash payment of $4.75 per pre-reverse split share in lieu of the fractional share. The reverse/forward stock split will be subject to obtaining adequate financing for the transaction and the approval of Webco's shareholders. The Board will also have the discretion if and when to effect the transaction and reserves the right to abandon the transaction even if it is approved by Webco's shareholders.

        If the reverse/forward split is effected, Webco would likely have fewer than 300 shareholders of record. If that is the case, Webco would deregister its common stock under the Securities Exchange Act of 1934, Webco's common stock would no longer be traded on the American Stock Exchange, and Webco would cease filing periodic reports with the Securities and Exchange Commission.

        Although Webco's shares no longer will be quoted on the American Stock Exchange, Webco expects that its common stock will be quoted on the Pink Sheets. The Pink Sheets is a provider of pricing and financial information for the over-the-counter (OTC) securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.

        No assurance can be given that any transaction will take place on these or any other terms or that the Company's stock will be quoted and traded on the Pink Sheets.

        F. William Weber, Webco's Chairman and Chief Executive Officer, commented, "Recent developments that have significantly increased the costs and risks associated with being a public company, including the Sarbanes-Oxley Act, make it difficult for a company like Webco to continue to operate as a reporting company. We are undertaking this transaction to avoid the costs of staying public in the current environment. The costs of being public are expected to exceed $1,050,000 in 2005 and $900,000 annually thereafter."

        Mr. Weber continued, "We continue to evaluate practices that we can implement after we are no longer a public reporting company. We plan to continue to make quarterly and annual financial information available to our shareholders, although it is anticipated that the financial information we make available will be more limited in scope than currently required for public reporting companies. We also anticipate having shareholders' meetings annually. Finally, we expect to have at least one independent director on the Board who is financially sophisticated."

        Mr. Weber concluded by saying, "We hope our shareholders recognize that we do not believe we can continue to operate effectively in the current regulatory environment for public companies. The practices that we plan to implement are intended to address what some may perceive as the negatives associated with not being subject to the reporting requirements of public companies."

        Webco is a manufacturer and value-added distributor of high-quality carbon steel, stainless steel and other metal tubular products designed to industry and customer specifications. Webco's tubing products consist primarily of pressure tubing and specialty tubing for use in durable and capital goods, including heat exchangers, boilers, automobiles and trucks and home appliances. Webco's long-term strategy involves the pursuit of niche markets within the metal tubing industry through the deployment of leading-edge manufacturing and information technology. Webco has three production facilities in Oklahoma and Pennsylvania and five value-added distribution facilities in Oklahoma, Texas, Illinois and Michigan, serving more than 1,000 customers throughout North America.

        Safe harbor for forward-looking statements. Certain statements in this release, including, but not limited to, those preceded by or predicated upon the words "anticipates," "appears," "believes," expects," "hopeful," "plans," "should," "would" or similar words constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Webco, or industry results, to differ materially from any future results, performance or achievements expressed or implied herein. Those risks include, but are not limited to those described under Part I, Item I: "Forward-Looking Statements" in Webco's Annual Report on Form 10-K for the fiscal year ended July 31, 2003, as amended, which is incorporated herein by reference. Risks described in the Form 10-K include general and economic conditions, competition from imports, changes in manufacturing technology, banking environment, relocation of domestic demand and capacity, raw material costs and availability, industry capacity, domestic competition, loss of significant customers and customer work stoppages, customer claims, technical and data processing capabilities, and insurance cost and availability.